Exhibit 99.1

CLAYTON WILLIAMS ENERGY ANNOUNCES FIRST QUARTER 2015
FINANCIAL RESULTS

Midland, Texas, April 30, 2015 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NYSE-CWEI) today reported its financial results for the first quarter 2015.

Summary

•	Oil and Gas Production of 17.2 MBOE/d, up 14% pro forma

•	Adjusted Net Loss[1] (non-GAAP) of $20.8 million

•	EBITDA[2] (non-GAAP) of $25.6 million

Financial Results for the First Quarter of 2015

The Company reported a net loss for the first quarter of 2015 (“1Q15”) of $18.2 million, or $1.50 per share, as compared to net income of $11.4 million, or $0.94 per share, for the first quarter of 2014 (“1Q14”). Adjusted net loss1 (non-GAAP) for 1Q15 was $20.8 million, or $1.71 per share, as compared to adjusted net income1 (non-GAAP) of $16.4 million, or $1.35 per share, for 1Q14. Cash flow from operations for 1Q15 was $19.6 million as compared to $79.3 million for 1Q14. EBITDA2 (non-GAAP) for 1Q15 was $25.6 million as compared to $76.9 million for 1Q14.

The key factors affecting the comparability of financial results for 1Q15 versus 1Q14 were:

•
The on-going downturn in commodity prices had a significant impact on revenues for 1Q15, causing oil and gas sales, excluding amortized deferred revenues, to decrease $51.8 million compared to 1Q14. Price variances accounted for a $64.9 million decrease and production variances accounted for a $13.1 million increase. Average realized oil prices were $43.90 per barrel in 1Q15 versus $93.60 per barrel in 1Q14, average realized gas prices were $2.65 per Mcf in 1Q15 versus $4.97 per Mcf in 1Q14, and average realized natural gas liquids (“NGL”) prices were $13.01 per barrel in 1Q15 versus $39.70 per barrel in 1Q14. Oil and gas sales in 1Q15 also include $1.8 million of amortized deferred revenue versus $2 million in 1Q14 attributable to a volumetric production payment (“VPP”). Reported production and related average realized sales prices exclude volumes associated with the VPP.

•
Oil, gas and NGL production per barrel of oil equivalent (“BOE”) increased 11% in 1Q15 as compared to 1Q14, with oil production increasing 17% to 13,100 barrels per day, gas production decreasing 1% to 15,622 Mcf per day, and NGL production decreasing 8% to 1,489 barrels per day. Oil and NGL production accounted for approximately 85% of the Company's total BOE production in 1Q15 versus 83% in 1Q14. See accompanying tables for additional information about the Company’s oil and gas production.

•
After giving effect to the sale of certain non-core Austin Chalk/Eagle Ford assets in March 2014, oil, gas and NGL production per BOE increased 14% in 1Q15 as compared to 1Q14, with oil production increasing 2,233 barrels per day (21%), gas production decreasing 45 Mcf per day (less than 1%) and NGL production decreasing 122 barrels per day (8%).

•
Production costs in 1Q15 were $23.4 million versus $26.4 million in 1Q14 due primarily to lower production taxes that stemmed from the decrease in oil and gas prices. Production costs on a BOE basis, excluding production taxes, decreased 11% to $13.26 per BOE in 1Q15 versus $14.89 per BOE in 1Q14.

•
Gain on derivatives for 1Q15 was $4.6 million (no gain or loss on settled contracts) versus a loss in 1Q14 of $5 million (including a $1.1 million loss on settled contracts). See accompanying tables for additional information about the Company’s accounting for derivatives.

•
General and administrative expenses for 1Q15 were $9.1 million versus $11.8 million for 1Q14. Changes in compensation expense attributable to the Company’s APO reward plans accounted for a net decrease of $2.6 million ($2.1 million expense in 1Q15 versus $4.7 million expense in 1Q14).

1 See “Computation of Adjusted Net Income (Loss) (non-GAAP)” below for an explanation of how the Company calculates and uses adjusted net income (loss) (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP).
2 See “Computation of EBITDA (non-GAAP)” below for an explanation of how the Company calculates and uses EBITDA (non-GAAP) and for a reconciliation of net income (loss) (GAAP) to EBITDA (non-GAAP).

Balance Sheet and Liquidity

As of March 31, 2015, total long-term debt was $746.7 million, consisting of $147 million of secured debt under a revolving credit facility and $599.7 million of 7.75% Senior Notes due 2019. The borrowing base established by the banks under the credit facility was $500 million at March 31, 2015, and the aggregate lender commitment was $500 million. Liquidity, consisting of cash plus funds available on the bank credit facility, totaled $354.6 million.

Scheduled Conference Call

The Company will host a conference call to discuss these results and other forward-looking items today, April 30th at 1:30 p.m. CT (2:30 p.m. ET).

A live webcast for investors and analysts will be available on the Company’s website at www.claytonwilliams.com under the “Investors” section. The webcast will be archived on the site for 30 days following the call.

Participants should call (877) 868-1835 and indicate 21909709 as the conference passcode. A replay will be available from 4:00 p.m. CT (5:00 p.m. ET) on April 30th until May 7th. To listen to the replay dial (855) 859-2056 and enter passcode 21909709.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums                    Michael L. Pollard
Director of Investor Relations            Chief Financial Officer
(432) 688-3419                    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com

TABLES AND SUPPLEMENTAL INFORMATION FOLLOW

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share)

	Three Months Ended March 31,
	2015	2014
REVENUES
Oil and gas sales	$58,570	$110,586
Midstream services	1,611	1,616
Drilling rig services	23	6,879
Other operating revenues	3,938	5,524
Total revenues	64,142	124,605

COSTS AND EXPENSES
Production	23,430	26,447
Exploration:
Abandonments and impairments	1,623	3,839
Seismic and other	866	1,483
Midstream services	399	534
Drilling rig services	1,876	4,856
Depreciation, depletion and amortization	42,654	36,255
Impairment of property and equipment	2,531	3,406
Accretion of asset retirement obligations	958	886
General and administrative	9,143	11,818
Other operating expenses	844	502
Total costs and expenses	84,324	90,026
Operating income (loss)	(20,182)	34,579

OTHER INCOME (EXPENSE)
Interest expense	(13,277)	(12,521)
Gain (loss) on derivatives	4,632	(5,041)
Other	693	840
Total other income (expense)	(7,952)	(16,722)
Income (loss) before income taxes	(28,134)	17,857
Income tax (expense) benefit	9,902	(6,465)
NET INCOME (LOSS)	$(18,232)	$11,392

Net income (loss) per common share:
Basic	$(1.50)	$0.94
Diluted	$(1.50)	$0.94
Weighted average common shares outstanding:
Basic	12,170	12,166
Diluted	12,170	12,166

CLAYTON WILLIAMS ENERGY, INC. CONSOLIDATED BALANCE SHEETS (In thousands) ASSETS

	March 31,	December 31,
	2015	2014
CURRENT ASSETS	(Unaudited)

Cash and cash equivalents	$7,531	$28,016
Accounts receivable:
Oil and gas sales	23,565	36,526
Joint interest and other, net	4,995	14,550
Affiliates	283	322
Inventory	41,714	42,087
Deferred income taxes	7,371	6,911
Fair value of derivatives	4,632	—
Prepaids and other	2,277	4,208
	92,368	132,620
PROPERTY AND EQUIPMENT
Oil and gas properties, successful efforts method	2,737,209	2,684,913
Pipelines and other midstream facilities	59,652	59,542
Contract drilling equipment	123,310	122,751
Other	20,694	20,915
	2,940,865	2,888,121
Less accumulated depreciation, depletion and amortization	(1,584,474)	(1,539,237)
Property and equipment, net	1,356,391	1,348,884

OTHER ASSETS
Debt issue costs, net	12,006	12,712
Investments and other	16,169	16,669
	28,175	29,381
	$1,476,934	$1,510,885

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable:
Trade	$43,993	$93,650
Oil and gas sales	32,864	41,328
Affiliates	264	717
Accrued liabilities and other	30,568	20,658
	107,689	156,353
NON-CURRENT LIABILITIES
Long-term debt	746,712	704,696
Deferred income taxes	155,157	164,599
Asset retirement obligations	46,231	45,697
Deferred revenue from volumetric production payment	21,609	23,129
Accrued compensation under non-equity award plans	19,369	17,866
Other	605	751
	989,683	956,738
STOCKHOLDERS’ EQUITY
Preferred stock, par value $.10 per share	—	—
Common stock, par value $.10 per share	1,216	1,216
Additional paid-in capital	152,686	152,686
Retained earnings	225,660	243,892
Total stockholders' equity	379,562	397,794
	$1,476,934	$1,510,885

CLAYTON WILLIAMS ENERGY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In thousands)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(18,232)	$11,392
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation, depletion and amortization	42,654	36,255
Impairment of property and equipment	2,531	3,406
Abandonments and impairments	1,623	3,839
Gain on sales of assets and impairment of inventory, net	(3,071)	(4,640)
Deferred income tax expense (benefit)	(9,902)	6,465
Non-cash employee compensation	1,314	3,424
(Gain) loss on derivatives	(4,632)	5,041
Cash settlements of derivatives	—	(1,137)
Accretion of asset retirement obligations	958	886
Amortization of debt issue costs and original issue discount	747	704
Amortization of deferred revenue from volumetric production payment	(1,778)	(2,010)
Changes in operating working capital:
Accounts receivable	22,555	(4,074)
Accounts payable	(26,178)	5,051
Other	10,997	14,701
Net cash provided by operating activities	19,586	79,303
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(89,537)	(99,419)
Proceeds from volumetric production payment	258	296
Proceeds from sales of assets	4,995	68,979
Decrease in equipment inventory	1,707	3,389
Other	506	42
Net cash used in investing activities	(82,071)	(26,713)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	42,000	—
Repayments of long-term debt	—	(40,000)
Net cash provided by (used in) financing activities	42,000	(40,000)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,485)	12,590
CASH AND CASH EQUIVALENTS
Beginning of period	28,016	26,623
End of period	$7,531	$39,213

CLAYTON WILLIAMS ENERGY, INC.
COMPUTATION OF ADJUSTED NET INCOME (LOSS) (NON-GAAP)
(Unaudited)
(In thousands, except per share)

Adjusted net income (loss) is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as a tool for operating trends analysis and industry comparisons. Adjusted net income (loss) is not an alternative to net income (loss) presented in conformity with GAAP.

The Company defines adjusted net income (loss) as net income (loss) before changes in fair value of derivatives, abandonments and impairments of property and equipment, net gain on sales of assets and impairment of inventory, amortization of deferred revenue from volumetric production payment, certain non-cash and unusual items and the impact on taxes of the adjustments for each period presented.

The following table is a reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):

	Three Months Ended
	March 31,
	2015	2014
Net income (loss)	$(18,232)	$11,392
(Gain) loss on derivatives	(4,632)	5,041
Cash settlements of derivatives	—	(1,137)
Abandonments and impairments	1,623	3,839
Impairment of property and equipment	2,531	3,406
Net gain on sales of assets and impairment of inventory	(3,071)	(4,640)
Amortization of deferred revenue from volumetric production payment	(1,778)	(2,010)
Non-cash employee compensation	1,314	3,424
Tax impact (a)	1,413	(2,868)
Adjusted net income (loss)	$(20,832)	$16,447

Adjusted earnings per share:
Diluted	$(1.71)	$1.35

Weighted average common shares outstanding:
Diluted	12,170	12,166

Effective tax rates	35.2%	36.2%
_______

(a)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for each period presented.

CLAYTON WILLIAMS ENERGY, INC. COMPUTATION OF EBITDA (NON-GAAP) (Unaudited) (In thousands)

EBITDA is presented as a supplemental non-GAAP financial measure because of its wide acceptance by financial analysts, investors, debt holders, banks, rating agencies and other financial statement users as an indication of an entity's ability to meet its debt service obligations and to internally fund its exploration and development activities. EBITDA is not an alternative to net income (loss) or cash flow from operating activities, or any other measure of financial performance presented in conformity with GAAP.

The Company defines EBITDA as net income (loss) before interest expense, income taxes, exploration costs, net gain on sales of assets and impairment of inventory, and all non-cash items in the Company's statements of operations, including depreciation, depletion and amortization, impairment of property and equipment, accretion of asset retirement obligations, amortization of deferred revenue from volumetric production payment, certain employee compensation and changes in fair value of derivatives.

The following table reconciles net income (loss) to EBITDA:

	Three Months Ended
	March 31,
	2015	2014
Net income (loss)	$(18,232)	$11,392
Interest expense	13,277	12,521
Income tax expense (benefit)	(9,902)	6,465
Exploration:
Abandonments and impairments	1,623	3,839
Seismic and other	866	1,483
Net gain on sales of assets and impairment of inventory	(3,071)	(4,640)
Depreciation, depletion and amortization	42,654	36,255
Impairment of property and equipment	2,531	3,406
Accretion of asset retirement obligations	958	886
Amortization of deferred revenue from volumetric production payment	(1,778)	(2,010)
Non-cash employee compensation	1,314	3,424
(Gain) loss on derivatives	(4,632)	5,041
Cash settlements of derivatives	—	(1,137)
EBITDA (a)	$25,608	$76,925

The following table reconciles net cash provided by operating activities to EBITDA:

Net cash provided by operating activities	$19,586	$79,303
Changes in operating working capital	(7,374)	(15,678)
Seismic and other	866	1,483
Cash interest expense	12,530	11,817
______	$25,608	$76,925

(a)
In March 2014, the company sold interests in certain non-core Austin Chalk/Eagle Ford assets. Revenue, net of direct expenses, associated with the sold properties was $2.5 million for the three months ended March 31, 2014.

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Oil and Gas Production Data:
Oil (MBbls)	1,179	1,011
Gas (MMcf)	1,406	1,414
Natural gas liquids (MBbls)	134	146
Total (MBOE)	1,547	1,393
Total (BOE/d)	17,193	15,474
Average Realized Prices (a) (b):
Oil ($/Bbl)	$43.90	$93.60
Gas ($/Mcf)	$2.65	$4.97
Natural gas liquids ($/Bbl)	$13.01	$39.70
Loss on Settled Derivative Contracts (b):
($ in thousands, except per unit)
Oil:
Cash settlements paid	$—	$(1,137)
Per unit produced ($/Bbl)	$—	$(1.12)
Average Daily Production:
Oil (Bbls):
Permian Basin Area:
Delaware Basin	3,780	3,573
Other	3,117	3,464
Austin Chalk (c)	1,918	2,168
Eagle Ford Shale (c)	3,949	1,651
Other	336	377
Total	13,100	11,233
Natural Gas (Mcf):
Permian Basin Area:
Delaware Basin	3,039	2,806
Other	6,803	7,142
Austin Chalk (c)	1,716	2,008
Eagle Ford Shale (c)	604	265
Other	3,460	3,490
Total	15,622	15,711
Natural Gas Liquids (Bbls):
Permian Basin Area:
Delaware Basin	393	443
Other	765	902
Austin Chalk (c)	167	221
Eagle Ford Shale (c)	139	37
Other	25	19
Total	1,489	1,622

(Continued)

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY PRODUCTION AND PRICE DATA
(Unaudited)

	Three Months Ended March 31,
	2015	2014
BOE:
Permian Basin Area:
Delaware Basin	4,679	4,484
Other	5,016	5,556
Austin Chalk (c)	2,371	2,724
Eagle Ford Shale (c)	4,189	1,732
Other	938	978
Total	17,193	15,474

Oil and Gas Costs ($/BOE Produced):
Production costs	$15.15	$18.99
Production costs (excluding production taxes)	$13.26	$14.89
Oil and gas depletion	$25.13	$23.93
______

(a)
Oil and gas sales includes $1.8 million for the three months ended March 31, 2015 and $2 million for the three months ended March 31, 2014 of amortized deferred revenue attributable to a volumetric production payment (“VPP”) transaction effective March 1, 2012. The calculation of average realized sales prices excludes production of 23,151 barrels of oil and 16,087 Mcf of gas for the three months ended March 31, 2015 and 26,595 barrels of oil and 11,933 Mcf of gas for the three months ended March 31, 2014 associated with the VPP.

(b)
Hedging gains/losses are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2015 or 2014 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2015 and 2014 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/expense instead of as a component of oil and gas sales.

(c)	Following is a recap of the average daily production related to interests in producing properties sold by the Company effective March 2014 (non-core Austin Chalk/Eagle Ford).

	Three Months Ended March 31,
	2015	2014
Average Daily Production:

Austin Chalk/Eagle Ford:
Oil (Bbls)	—	367
Natural gas (Mcf)	—	44
NGL (Bbls)	—	11
Total (BOE)	—	385

CLAYTON WILLIAMS ENERGY, INC.
SUMMARY OF OPEN COMMODITY DERIVATIVES
(Unaudited)

The following summarizes information concerning the Company’s net positions in open commodity derivatives applicable to periods subsequent to March 31, 2015. The settlement prices of commodity derivatives are based on NYMEX futures prices.

Swaps:

	Oil
	MBbls	Price
Production Period:
2nd Quarter 2015	448	$55.65
3rd Quarter 2015	697	$55.65
4th Quarter 2015	592	$55.65
	1,737